SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.



                              FORM 8-K

                            CURRENT REPORT

                    Securities Exchange Act of 1934





Date of Report (date of earliest event reported): July 25, 1996



Computervision Corporation
(Exact name of registrant as specified in charter)


   Delaware             1-7760/0-20290         04-2491912
(State or other         (Commission           (IRS Employer
jurisdiction            File Numbers)         Identification
of incorporation)                             Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


Registrant's telephone number, including area code
(617) 275-1800



(Former name or former address, if changed since last report)

Item 5.   Other Events


     On July 25, 1996, the Company issued a press release announcing the appointment of Kathleen A. Cote to the Board of Directors and William
A. Foniri to the position of Chief Financial Officer.

Item 7.  Financial Statements and Exhibits


(a)   Financial Statements of business acquired:

         Not applicable

(b)   Pro Forma financial information

         Not applicable

(c)   Exhibits:

      (99)(a)       Press Release dated July 25, 1996

                                SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Computervision Corporation
(Registrant)


By:
Anthony N. Fiore, Jr.
Vice President, Business
Operations and General Counsel


Date:  July 31, 1996

                              SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Computervision Corporation
(Registrant)


By /S/ Anthony N. Fiore, Jr.
Anthony N. Fiore, Jr.
Vice President, Business
Operations and General Counsel

Date:   July 31, 1996

EXHIBIT INDEX


Exhibit No.                                        Page. No.


(99)(a)         Press Release dated July 11, 1996     6,7

For Further Information:
Paula Slotkin
Computervision Corporation
(617) 275-1800, ext. 1838


FOR IMMEDIATE RELEASE

      Kathleen A. Cote Named to Computervision Board of Directors

       -- William A. Foniri Appointed Chief Financial Officer --

BEDFORD, Mass., July 25, 1996 -- The Board of Directors of Computervision Corporation (NYSE:CVN) today announced that Kathleen A. Cote has been named a Director of the company, effective immediately. Cote, 47, is currently the company's President and Chief Operating Officer and, as previously announced, will assume the additional role of Chief Executive Officer on November 1, 1996. Cote will replace Norman Bolz, 75, who will not stand for reelection to the Board at the next annual meeting in 1997.

Computervision also announced the appointment of William A. Foniri, 46, to the position of Chief Financial Officer. Foniri, who will report directly to Cote, has served in a number of senior management posts with the company since 1980, most recently as Computervision's Treasurer and Vice President-Business Management. He succeeds Doug Smith, who is returning to the San Francisco area to be with his family and pursue business interests that will allow him to spend substantially more time in and around Northern California.

Russell E. Planitzer, Chairman and Chief Executive Officer, said, "These appointments are consistent with the transition of Kathy Cote to CEO on November 1. We look forward to Kathy's input at the Board level.

"On behalf of the entire senior management team", Planitzer continued, "I want to acknowledge Doug's invaluable contribution in the restructuring and rebuilding of Computervision. We appreciate his efforts to help position Computervision on its current growth track and we wish him well as he now returns home."

Commenting on the appointment of Foniri, Cote stated, "Computervision is fortunate to have an executive of Bill Foniri's experience and financial expertise. Bill is a key member of the management team with whom I have been working to rebuild Computervision into a leading software and services company. Bill has been working closely with Doug Smith since March and is well-prepared to assume the responsibilities of the Chief Financial Officer."

Planitzer added, "Norm's contribution, particularly as Chair of the Audit Committee, now filled by Eugene Freedman, has been outstanding. We will miss Norm's wise counsel."

Computervision Background

Computervision Corporation is a leading international supplier of desktop and enterprise-wide product development software and services. For more than 25 years, the company's product and process data management (PDM) and design automation (CAE/CAD/CAM) software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices worldwide.

                               ###

Computervision, Computervision Services and the Computervision logo are USPTO registered trademarks of Computervision Corporation. All other marks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-546-4616. Any questions should be directed to Investor Relations at Computervision Corporation at (617) 275-1800.